Purchase and Sales Contract

Party A (Client): Shenzhen ORB-FT New Material Co., Ltd
Party B (Supplier): Shanghai Arhys Donntal Chemicals Co., Ltd

1.	General
Based on the priciple of mutual benefit and trust, Party A and Party B make this agreement in order to clear both rights, obligations and ways to deal with conflicts.
2.	Scope
Basic issues about Party B supplies products to Party A and Party A settles the payment for Party B.
3.	Product Price
The product categories, name, specifications and price, which Party B supplies to Party A, see the attachment.
4.	Order Way
4.1
Party A’s orders are sent to Party B by fax in 15 days early. The orders include the content of  product names, specifications, quantities, delivery date and place and so on. The orders are signed by the designated people of Party A and sent to Party B by fax.

4.2	The orders is required to sign and seal by the designated people of Party B and send back to Party A by fax within 2 days since Party B receives the orders.
4.3	If Party A increases the quantities of orders, part of the increase is considered a new order
4.4	Orders,which is an effective part of this agreement, have the same legal effect with this agreement.
5.	Delivery
According to orders’ quantities, delivery date and place, the products are delivered by Party B on time, plus the inspection report and invoices.
6.	Package and transportation
6.1	Packing of the products are confirmed by Party A. Party B is responsible for full compliance packaging and safety in transportation. The package fees are bore by Party B.
6.2	Party B is required to deliver the products on time and arrange transportation for Party A. Place and way of delivery is appointed by Party A and Delivery fees are bore by Party B.
7.	Payment settlement
7.1	In general, Party A settle the payment for Party B twice per month
7.1.1	The payment of delivery date form 15th to 31st of last month is settled on 15th of current month
7.1.2	The payment of delivery date from 1st to 15th of current month is settled on 30th of current month
Party B provides delivery details in eletronic format to Party A, including quantities, batch and delivery date and so on.
7.2	The premises of payment settlement:
7.2.1	The products provided by Party B must be qualifed by testings which are held by Party A ( Party A makes sure to finish the testing within one week after receiving the products)
7.2.2	Party A receives the Value-add-tax invoices which are issued by Party B

8.	Agreement Period
This Agreement is effective from Oct 1st, 2009 to Oct 1st, 2010.
9.	Others
9.1	This Agreement has two copies. Each Party holds one copy. Facsimile is valid.
9.2	Other outstanding issues are negotiated by two Party.

Party A:	Party B:
Shenzhen ORB-FT New Material Co., Ltd	Shanghai Arhys Donntal Chemicals Co., Ltd
(Seal)	(Seal)
Representative:	Representative:
Date: Oct 1st , 2009	Date: Oct 1st , 2009